Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2023 Results
RESTON, Va., March 06, 2024 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2023.
FY 2023 Financial Highlights
•Revenue for 2023 was $371.3 million compared to $376.4 million in 2022
•Net loss of $79.4 million compared to $66.6 million in 2022, resulting primarily from non-cash goodwill impairment charges of $78.2 million and $46.3 million, respectively
•Adjusted EBITDA of $44.0 million compared to $37.5 million in 2022
•FX adjusted EBITDA of $46.9 million compared to $36.3 million in 2022
•Cash, cash equivalents and restricted cash of $22.9 million versus $20.4 million as of December 31, 2022
Q4 2023 Financial Highlights
•Revenue for the fourth quarter was $95.1 million compared to $98.2 million in Q4 2022
•Net loss of $28.4 million compared to net income of $0.1 million in Q4 2022, resulting primarily from a non-cash goodwill impairment charge of $34.1 million in Q4 2023
•Adjusted EBITDA of $16.4 million compared to $12.0 million in Q4 2022
•FX adjusted EBITDA of $18.7 million compared to $16.6 million in Q4 2022
2024 Financial Outlook
•Full year revenue expected to be between $375 million and $390 million
•Adjusted EBITDA margin expected to be between 12% and 15% for the year
"As we reflect on 2023, there is a lot to be proud of. While we fell short of our top line revenue goals for the year, we made substantial progress on changing the way we operate, which allowed us to achieve our adjusted EBITDA goals. I appreciate the hard work our employees have done to deliver for our stakeholders throughout the year," said Jon Carpenter, CEO of Comscore. "As we begin 2024, I remain confident that we are moving the business in the right direction as we execute on our turnaround. We're focused on providing the fast and accurate cross-platform data that helps our clients buy, sell and optimize media more effectively. Our double-digit growth in local TV, coupled with accelerated growth of our Comscore Campaign Ratings (CCR) product and our Proximic offerings - a combined 34% over 2022 - are clear signs that the value we're able to offer to a rapidly changing advertising ecosystem is meeting a large and growing need. I look forward to what's ahead and am committed to delivering for both our clients and our shareholders in 2024."
Fourth Quarter Summary Results
Revenue in the fourth quarter was $95.1 million, down 3.2% from $98.2 million in Q4 2022, primarily driven by a decline in Cross Platform Solutions revenue from lower renewals of our national TV offering, partially offset by growth in our movies business. Digital Ad Solutions revenue was flat compared to the prior year, with declines in deliveries of certain custom digital products offset by an increase in Activation (Proximic) and CCR revenue, which on a combined basis delivered growth of over 50% compared to Q4 2022.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $83.9 million, down 4.5% compared to $87.9 million in Q4 2022, primarily due to a decline in employee compensation as a result of our restructuring efforts, lower variable compensation and a higher amount of capitalization related to internally developed software as we increased our focus on product infrastructure and innovation in 2023.
Net loss for the quarter was $28.4 million, compared to net income of $0.1 million in Q4 2022, resulting in net (loss) income margins of (29.9)% and 0.1% of revenue, respectively. Included in net loss for Q4 2023 was a non-cash impairment charge of

$34.1 million related to goodwill. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(6.69), compared to loss per share of $(0.80) in Q4 2022.
Non-GAAP adjusted EBITDA for the quarter was $16.4 million, compared to $12.0 million in Q4 2022, resulting in adjusted EBITDA margins of 17.3% and 12.2%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $18.7 million, compared to $16.6 million in Q4 2022. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, amortization of cloud-computing implementation costs, restructuring costs, change in fair value of contingent consideration and warrants liability, impairment of goodwill, impairment of right-of-use and long-lived assets, transformation costs (added in Q3 2023 and applied to prior periods), and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.
Full-Year Summary Results
Revenue for 2023 was $371.3 million, down 1.3% compared to $376.4 million in 2022. Digital Ad Solutions revenue declined 1.7% from 2022, primarily due to lower deliveries of certain custom digital products and lower revenue from our syndicated products, partially offset by increased usage of our Activation products and growth in CCR. On a combined basis, revenue from Activation and CCR grew 34% over 2022. Cross Platform Solutions revenue was down 0.9% from 2022, primarily driven by a decline in national TV revenue due to lower renewals, partially offset by double-digit growth in local TV revenue and 4% growth in our movies business over 2022 due to higher renewals and new business.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $353.8 million, down 4.9% compared to $371.9 million in 2022. The primary driver of the decline was employee compensation, which decreased from ongoing restructuring efforts, lower variable compensation and a higher amount of capitalization related to internally developed software.
Net loss for the year was $79.4 million, compared to $66.6 million in 2022, resulting in net loss margins of (21.4)% and (17.7)% of revenue, respectively. Included in net loss for 2023 were non-cash impairment charges of $78.2 million related to goodwill and restructuring costs of $6.2 million. Included in net loss for 2022 were a non-cash impairment charge of $46.3 million related to goodwill and restructuring costs of $5.8 million. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(19.88), compared to loss per share of $(17.71) in 2022.
Non-GAAP adjusted EBITDA for the year was $44.0 million, compared to $37.5 million in 2022, resulting in adjusted EBITDA margins of 11.9% and 10.0%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for 2023 was $46.9 million, compared to $36.3 million in 2022.
Balance Sheet and Liquidity
As of December 31, 2023, cash, cash equivalents and restricted cash totaled $22.9 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $20.4 million.
2024 Outlook
Based on current trends and expectations, we believe 2024 revenue will be between $375 million and $390 million, driven by growth in Cross Platform Solutions from our local TV offering and growth in Digital Ad Solutions from our Activation and CCR products. We expect our adjusted EBITDA margin for 2024 to be between 12% and 15% as we wrap up our restructuring initiatives and invest in areas of the business that we believe have the greatest opportunity to drive revenue growth. We anticipate that our national TV revenue will continue to be impacted by the linear ad spend pressure that major networks are experiencing, and that demand for custom digital products will continue to be unpredictable due to the macroeconomic environment. As a result, we expect revenue in the first quarter of 2024 to be lower than Q1 2023, with the majority of our 2024 revenue growth occurring in the back half of the year as revenue from our Activation and CCR products continues to ramp.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.

Conference Call Information for Today, Wednesday, March 6, 2024 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Wednesday, March 6, 2024, at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2024, growth areas, strategic and financial focus areas, economic and industry trends, value delivery to clients and shareholders, product infrastructure and innovation, and restructuring plans. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Jenny Mulholland
Broadsheet Communications
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$22,750	$20,044
Restricted cash	186	398
Accounts receivable, net of allowances of $614 and $798, respectively	63,826	68,457
Prepaid expenses and other current assets	11,228	15,922
Total current assets	97,990	104,821
Property and equipment, net	41,574	36,367
Operating right-of-use assets	18,628	23,864
Deferred tax assets	2,588	3,351
Intangible assets, net	8,115	13,327
Goodwill	310,360	387,973
Other non-current assets	12,040	10,883
Total assets	$491,295	$580,586
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$30,551	$29,090
Accrued expenses	34,422	43,393
Contract liabilities	48,912	52,944
Revolving line of credit	16,000	—
Accrued dividends	24,132	7,863
Customer advances	11,076	11,527
Current operating lease liabilities	7,982	7,639
Current portion of contingent consideration	4,806	7,134
Other current liabilities	4,680	5,501
Total current liabilities	182,561	165,091
Non-current operating lease liabilities	23,003	29,588
Non-current portion of accrued data costs	32,833	25,106
Non-current revolving line of credit	—	16,000
Deferred tax liabilities	1,321	2,127
Other non-current liabilities	7,589	10,627
Total liabilities	247,307	248,539
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized and 82,527,609 shares issued and outstanding as of December 31, 2023 and 82,527,609 shares authorized, issued, and outstanding as of December 31, 2022; aggregate liquidation preference of $228,132 as of December 31, 2023 and $211,863 as of December 31, 2022	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of December 31, 2023 and 7,472,391 shares authorized as of December 31, 2022; no shares issued or outstanding as of December 31, 2023 or 2022	—	—
Common stock, $0.001 par value; 13,750,000 shares authorized as of December 31, 2023 and 2022; 5,093,380 shares issued and 4,755,141 shares outstanding as of December 31, 2023, and 4,943,486 shares issued and 4,605,247 shares outstanding as of December 31, 2022 (1)	5	5
Additional paid-in capital (1)	1,696,612	1,690,870
Accumulated other comprehensive loss	(14,110)	(15,940)
Accumulated deficit	(1,396,420)	(1,300,789)
Treasury stock, at cost, 338,239 shares as of December 31, 2023 and 2022 (1)	(229,984)	(229,984)
Total stockholders' equity	56,103	144,162
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$491,295	$580,586

(1) Adjusted retroactively for a 1-for-20 reverse split of our common stock effected on December 20, 2023 (the "Reverse Stock Split").

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2023	2022	2021
Revenues	$371,343	$376,423	$367,013

Cost of revenues (1) (2)	205,580	205,294	203,044
Selling and marketing (1) (2)	63,322	68,453	66,937
Research and development (1) (2)	33,701	36,987	39,123
General and administrative (1) (2)	51,192	61,200	61,736
Amortization of intangible assets	5,213	27,096	25,038
Impairment of goodwill	78,200	46,300	—
Restructuring	6,234	5,810	—
Impairment of right-of-use and long-lived assets	1,502	156	—
Total expenses from operations	444,944	451,296	395,878
Loss from operations	(73,601)	(74,873)	(28,865)
Interest expense, net	(1,445)	(915)	(7,801)
Other income (expense), net	42	9,785	(5,778)
(Loss) gain from foreign currency transactions	(2,824)	1,166	2,895
Loss on extinguishment of debt	—	—	(9,629)
Loss before income taxes	(77,828)	(64,837)	(49,178)
Income tax provision	(1,533)	(1,724)	(859)
Net loss	$(79,361)	$(66,561)	$(50,037)
Net loss available to common stockholders
Net loss	(79,361)	(66,561)	(50,037)
Convertible redeemable preferred stock dividends	(16,270)	(15,513)	(12,623)
Total net loss available to common stockholders	$(95,631)	$(82,074)	$(62,660)
Net loss per common share (3):
Basic and diluted	$(19.88)	$(17.71)	$(15.51)
Weighted-average number of shares used in per share calculation - Common Stock (3):
Basic and diluted	4,811,233	4,634,178	4,040,102
Comprehensive loss:
Net loss	$(79,361)	$(66,561)	$(50,037)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	1,830	(3,842)	(5,068)
Total comprehensive loss	$(77,531)	$(70,403)	$(55,105)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2023	2022	2021
Cost of revenues	$533	$1,144	$1,603
Selling and marketing	380	1,021	1,791
Research and development	411	827	1,079
General and administrative	3,211	5,186	9,375
Total stock-based compensation expense	$4,535	$8,178	$13,848

(3) Adjusted retroactively for the Reverse Stock Split.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2023	2022	2021
Operating activities:
Net loss	$(79,361)	$(66,561)	$(50,037)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	78,200	46,300	—
Depreciation	19,778	16,828	15,793
Non-cash operating lease expense	5,456	6,060	5,345
Amortization of intangible assets	5,213	27,096	25,038
Stock-based compensation expense	4,535	8,178	13,848
Amortization expense of finance leases	1,929	2,364	2,188
Impairment of right-of-use and long-lived assets	1,502	156	—
Change in fair value of contingent consideration liability	350	2,558	—
Deferred tax provision	(35)	(475)	(1,719)
Change in fair value of warrant liability	(49)	(9,802)	7,689
Loss on extinguishment of debt	—	—	9,629
Non-cash interest expense on senior secured convertible notes	—	—	4,692
Accretion of debt discount	—	—	1,620
Change in fair value of financing derivatives	—	—	(1,800)
Other	1,947	1,910	1,380
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	4,781	2,596	(2,081)
Prepaid expenses and other assets	2,185	(805)	(1,145)
Accounts payable, accrued expenses, and other liabilities	(4,121)	7,396	(4,210)
Contract liability and customer advances	(5,517)	(1,587)	(10,777)
Operating lease liabilities	(7,867)	(7,275)	(5,597)
Net cash provided by operating activities	28,926	34,937	9,856

Investing activities:
Capitalized internal-use software costs	(22,206)	(16,685)	(14,747)
Purchases of property and equipment	(1,580)	(1,137)	(803)
Cash and restricted cash acquired from acquisition	—	—	902
Net cash used in investing activities	(23,786)	(17,822)	(14,648)

Financing activities:
Principal payments on finance leases	(2,066)	(2,519)	(2,138)
Contingent consideration payment at initial value	(1,037)	—	—
Payments for dividends on convertible redeemable preferred stock	—	(15,512)	(4,760)
Principal payment and extinguishment costs on senior secured convertible notes	—	—	(204,014)
Principal payment and extinguishment costs on secured term note	—	—	(14,031)
Proceeds from borrowings on revolving line of credit	—	—	16,000
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	—	—	187,885
Other	(291)	(101)	(1,394)
Net cash used in financing activities	(3,394)	(18,132)	(22,452)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	748	(820)	(1,218)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,494	(1,837)	(28,462)
Cash, cash equivalents and restricted cash at beginning of period	20,442	22,279	50,741
Cash, cash equivalents and restricted cash at end of period	$22,936	$20,442	$22,279

	As of December 31,
	2023	2022	2021
Cash and cash equivalents	$22,750	$20,044	$21,854
Restricted cash	186	398	425
Total cash, cash equivalents and restricted cash	$22,936	$20,442	$22,279

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Years Ended December 31,
	2023	2022	2021
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(79,361)	$(66,561)	$(50,037)

Depreciation	19,778	16,828	15,793
Amortization of intangible assets	5,213	27,096	25,038
Amortization expense of finance leases	1,929	2,364	2,188
Income tax provision	1,533	1,724	859
Interest expense, net	1,445	915	7,801
EBITDA	(49,463)	(17,634)	1,642

Adjustments:
Impairment of goodwill	78,200	46,300	—
Restructuring	6,234	5,810	—
Stock-based compensation expense	4,535	8,178	13,848
Impairment of right-of-use and long-lived assets	1,502	156	—
Amortization of cloud-computing implementation costs	1,439	1,435	712
Transformation costs (1)	1,283	460	—
Change in fair value of contingent consideration liability	350	2,558	—
Loss on extinguishment of debt	—	—	9,629
Loss on asset disposition	—	7	—
Other (income) expense, net (2)	(49)	(9,802)	6,039
Non-GAAP adjusted EBITDA	$44,031	$37,468	$31,870
Net loss margin (3)	(21.4)%	(17.7)%	(13.6)%
Non-GAAP adjusted EBITDA margin (4)	11.9%	10.0%	8.7%

Adjustments:
Loss (gain) from foreign currency transactions	2,824	(1,166)	(2,895)
Non-GAAP FX adjusted EBITDA	$46,855	$36,302	$28,975
(1) Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects. We added transformation costs as an adjustment in 2023 for greater transparency around these costs and have applied the adjustment to prior periods for comparison.
(2) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of warrants liability, financing derivatives, and interest make-whole derivative included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2023	2022
Revenues	$95,101	$98,240

Cost of revenues (1) (2)	50,220	49,379
Selling and marketing (1) (2)	14,338	16,603
Research and development (1) (2)	7,909	8,797
General and administrative (1) (2)	11,416	13,081
Amortization of intangible assets	801	6,773
Impairment of goodwill	34,100	—
Restructuring	779	26
Impairment of right-of-use and long-lived assets	—	156
Total expenses from operations	119,563	94,815
(Loss) income from operations	(24,462)	3,425
Interest expense, net	(304)	(255)
Other (expense) income, net	(383)	1,318
Loss from foreign currency transactions	(2,280)	(4,562)
Loss before income taxes	(27,429)	(74)
Income tax (provision) benefit	(970)	221
Net (loss) income	$(28,399)	$147
Net loss available to common stockholders
Net (loss) income	(28,399)	147
Convertible redeemable preferred stock dividends	(4,287)	(3,910)
Total net loss available to common stockholders	$(32,686)	$(3,763)
Net loss per common share (3):
Basic and diluted	$(6.69)	$(0.80)
Weighted-average number of shares used in per share calculation - Common Stock (3):
Basic and diluted	4,888,089	4,679,038
Comprehensive (loss) income:
Net (loss) income	$(28,399)	$147
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	2,699	5,796
Total comprehensive (loss) income	$(25,700)	$5,943

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Income.
(2) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2023	2022
Cost of revenues	$98	$267
Selling and marketing	(31)	217
Research and development	78	200
General and administrative	571	280
Total stock-based compensation expense	$716	$964

(3) Adjusted retroactively for the Reverse Stock Split.

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net (loss) income and net (loss) income margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended December 31,
	2023	2022
(In thousands)	(Unaudited)	(Unaudited)
GAAP net (loss) income	$(28,399)	$147

Depreciation	5,165	4,286
Income tax provision (benefit)	970	(221)
Amortization of intangible assets	801	6,773
Amortization expense of finance leases	661	489
Interest expense, net	304	255
EBITDA	(20,498)	11,729

Adjustments:
Impairment of goodwill	34,100	—
Restructuring	779	26
Stock-based compensation expense	716	964
Transformation costs (1)	530	—
Amortization of cloud-computing implementation costs	361	359
Change in fair value of contingent consideration liability	98	111
Impairment of right-of-use and long-lived assets	—	156
Other expense (income), net (2)	358	(1,324)
Non-GAAP adjusted EBITDA	$16,444	$12,021
Net (loss) income margin (3)	(29.9)%	0.1%
Non-GAAP adjusted EBITDA margin (4)	17.3%	12.2%

Adjustments:
Loss from foreign currency transactions	2,280	4,562
Non-GAAP FX adjusted EBITDA	$18,724	$16,583
(1) Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects. We added transformation costs as an adjustment in 2023 for greater transparency around these costs. There were no transformation costs in the three months ended December 31, 2022.
(2) Adjustments to other expense (income), net reflect non-cash changes in the fair value of warrants liability included in other (expense) income, net on our Consolidated Statements of Operations and Comprehensive Income.
(3) Net (loss) income margin is calculated by dividing net (loss) income by revenues reported on our Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.
(4) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.

Revenues
Revenues from our two offerings of products and services are as follows:

	Years Ended December 31,
(In thousands)	2023	% of Revenue	2022	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$208,833	56.2%	$212,510	56.5%	$(3,677)	(1.7)%
Cross Platform Solutions(1)	162,510	43.8%	163,913	43.5%	(1,403)	(0.9)%
Total revenues	$371,343	100.0%	$376,423	100.0%	$(5,080)	(1.3)%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $33.9 million in the year ended December 31, 2022 to $35.3 million in the year ended December 31, 2023.

	Three Months Ended December 31,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$55,236	58.1%	$55,383	56.4%	$(147)	(0.3)%
Cross Platform Solutions(1)	39,865	41.9%	42,857	43.6%	(2,992)	(7.0)%
Total revenues	$95,101	100.0%	$98,240	100.0%	$(3,139)	(3.2)%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $8.6 million in the fourth quarter of 2022 to $9.1 million in the fourth quarter of 2023.

	Three Months Ended (Unaudited)				Year Ended
(In thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023	% of Total 2023 Revenue
Digital Ad Solutions	$50,447	$52,649	$50,501	$55,236	$208,833	56.2%
Cross Platform Solutions	41,111	41,035	40,499	39,865	162,510	43.8%
Total revenues	$91,558	$93,684	$91,000	$95,101	$371,343	100.0%